Ex.) 28(a)(3)

SSGA FUNDS

AMENDMENT NO. 3 TO

THE SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

Elimination of State Street Disciplined Emerging Markets Equity Fund (formerly, SSGA

Emerging Markets Fund) – Select Class

and

Liquidation of SSGA IAM Shares Fund

THIS AMENDMENT NO. 3 to the Second Amended and Restated Master Trust Agreement, dated May 15, 2012 (also referred to as the “Agreement and Declaration of Trust”), is made as of the 16th day of February, 2016:

WITNESSETH:

WHEREAS, at a duly constituted meeting of the Board of Trustees held on February 16, 2016, the following resolutions were adopted:

WHEREAS, no Select Class shares of the State Street Disciplined Emerging Markets

Equity Fund (formerly, SSGA Emerging Markets Fund) are currently outstanding; it is

RESOLVED, that based on information presented and discussed at this Meeting with respect to the Select Class shares of the State Street Disciplined Emerging Markets Equity Fund (formerly, SSGA Emerging Markets Fund), the Board of Trustees of SSGA Funds approves the elimination of the Select Class; and further

RESOLVED, that the officers of the Trust be, and they hereby are, authorized and directed to take such actions as they deem necessary and appropriate to carry out the intent and to accomplish the purpose of the foregoing resolution.

AND WHEREAS, at a duly constituted meeting of the Board of Trustees held on December 16, 2014, the following resolutions were adopted:

RESOLVED, that the Plan of Liquidation and Termination (the “Plan”) of the SSGA IAM SHARES Fund (the “Fund”), in substantially the form attached hereto as Exhibit A, and with such changes as may be adopted by the appropriate officers of the Trust, or any one of them acting singly, with the advice of counsel, be, and hereby is, approved.

RESOLVED, that the appropriate officers of the Trust are, and each hereby is, authorized on behalf of the Trust to declare and pay such dividends and other distributions for the Fund as necessary or appropriate in anticipation of or in connection with the Fund’s liquidation to ensure treatment as a regulated investment company within the meaning of Subchapter M of the Internal Revenue Code for the year of liquidation and dissolution and to avoid the application of any excise tax.

Ex.) 28(a)(3)

RESOLVED, that the appropriate officers of the Trust are, and each hereby is, authorized and directed to prepare and file an amendment to the Trust’s Second Amended and Restated Master Trust Agreement dated May 15, 2012, as amended or restated from time to time, with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk to give effect to the termination and abolition of the Fund.

RESOLVED, that the appropriate officers of the Trust are, and each hereby is, authorized on behalf of the Trust to execute such instruments or documents and take such other actions, including, without limitation, making such filings with the U.S. Securities and Exchange Commission, state securities, regulators and other governmental entities, and providing notices of termination with respect to the Fund’s service provider arrangements, as they may deem necessary or desirable to effect the goals and purposes of the Plan and the foregoing resolutions.

NOW, THEREFORE BE IT,

RESOLVED, that Schedule B under Section 4.2 of the Agreement and Declaration of Trust is hereby amended as set forth on “Schedule B dated as of February 16, 2016” attached hereto.

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

SSGA FUNDS

/s/ David James
David James
Secretary

Ex.) 28(a)(3)

Schedule B

(Dated: February 16, 2016)

The Sub-Trusts and Classes thereof that are in existences as of the date set forth above are as follows:

Fund (Sub-Trust)	Institutional Class Shares	Select Class Shares	Class A Shares	Class C Shares	Class I Shares	Class K Shares
SSGA Money Market Fund	X
SSGA US Government Money Market Fund	X
SSGA S&P 500 Index Fund	X
SSGA Dynamic Small Cap Fund (formerly the SSGA Small Cap Fund)	X		X	X	X	X
SSGA International Stock Selection Fund	X		X	X	X	X
SSGA US Treasury Money Market Fund	X
SSGA Prime Money Market Fund	X
State Street Disciplined Emerging Markets Equity Fund (formerly, SSGA Emerging Markets Fund)	X		X	X	X	X
SSGA Clarion Real Estate Fund (Formerly, SSGA Tuckerman Active REIT Fund)	X		X	X	X	X
SSGA High Yield Bond Fund	X		X	X	X	X
SSGA Enhanced Small Cap Fund	X		X	X	X	X